Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Edge Resources, Inc.
Vancouver, Canada

We hereby consent to the use in this Registration Statement on Form 20-F/A of our report dated September 30, 2009, except for Note 13, which is as of April 5, 2010, relating to the consolidated financial statements of Edge Resources Inc., which is contained in Registration Statement on Form 20-F/A.

We also consent to the reference to us under the caption “Statements by Experts” in the Registration Statement.

DALE MATHESON CARR-HILTON LABONTE LLP

/s/ Dale Matheson Carr-Hilton Labonte LLP

Vancouver, Canada
April 5, 2010

Exhibit 15.1